Exhibit 23.3

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 12, 2002 in the Registration Statement (Pre-Effective Amendment to Form S-4 No. 333-109521) and related Proxy Statement/Prospectus of ACE*COMM Corporation for the registration of 3,772,836 shares of its common stock.

/s/Ernst & Young LLP

McLean, Virginia

November 3, 2003